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                                                                    Exhibit 10.2

                                   AGREEMENT
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     THIS AGREEMENT (the "Agreement"), made as of July 22, 1999, is by and between Premier National Bancorp, Inc. (the "Company") and T. Jefferson Cunningham III (the "Executive").

     WHEREAS, the Executive is Chairman of the Company; and

     WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders to provide the Executive with a supplemental retirement benefit;

     NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the parties hereto agree as follows:

     1. Supplemental Retirement Benefit. Upon the Executive's Retirement, the
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Executive shall be shall be entitled to receive, for a period of ten years or, if earlier, until the death of the Executive, an annual retirement benefit (the "Retirement Benefit") equal to the Executive's Accrued Benefit. Such Retirement Benefit shall be paid in equal monthly installments commencing on the first day of the calendar month coinciding with or next following the Executive's Retirement Date.

     2. Medical Benefits. Commencing on the Executive's Retirement Date and for
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a period of ten years thereafter, the Company shall provide to the Executive, at no cost to the Executive, continued medical insurance that provides coverage and benefits that is at least as favorable to the Executive as the coverage and benefits provided to the Executive immediately prior to his Retirement Date (not taking into account any reduction or adverse changes in such coverage or benefits that, either alone or together with one or more other conditions, constitutes (or would constitute) a Triggering Event, as defined under the Employment Agreement).

     3. Payment Obligation Absolute. The obligation of the Company to pay or
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provide to the Executive the payments and benefits provided for by Sections 1 and 2 hereof shall be absolute and unconditional and shall not be affected by any circumstances, including without limitation any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive. All amounts payable by the Company hereunder shall be paid without notice or demand. Each and every payment made hereunder by the Company shall be final and the Company shall not seek to recover all or any part of such payment from the Executive, or from whosoever may be entitled thereto, for any reason.

     4. No Right to Continued Employment. Nothing in this Agreement shall be
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deemed to give the Executive the right to be retained in the employ or service of the Company, or to interfere with the right of the Company to discharge the Executive at any time, subject in all cases to the terms of this Agreement.
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     5. Withholding. Any payments provided for hereunder shall be paid net of
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any applicable withholding required under federal, state or local law and any additional tax withholding to which the Executive has agreed in writing.

     6. Successors and Assigns. This Agreement may not be assigned by the
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Company, or assumed from the Company by, any other party without the prior written consent of the Executive. Subject to the foregoing limitation, all rights hereunder shall inure to the benefit of the parties hereto, their personal or legal representatives, heirs, successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, assignment, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume this Agreement and to agree to perform hereunder in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. References herein to the Company will be understood to refer to the successor or successors of the Company, respectively.

     7. Waiver of Breach. Waiver by any party of a breach of any provision of
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this Agreement by the other party shall not operate or be construed as a waiver by such party of any subsequent breach of any provision hereof.

     8. Counterparts. This Agreement may be executed in counterparts, all of
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which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party hereto and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     9. Governing Law. This Agreement is governed by and is to be construed and
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enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely therein.

     10. Consent to Jurisdiction. Each party hereto irrevocably consents to the
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exclusive jurisdiction of the courts of the State of New York and the federal courts situated in the State of New York in connection with any action to enforce the provisions of this Agreement, to recover damages or other relief for breach or default under this Agreement, to enforce any decision or award of any arbitrators, or otherwise arising under or by reason of this Agreement.

     11. Authorization. The Company represents and warrants that the execution
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of this Agreement has been duly authorized by resolution of the Board.

     12. Nonalienability. Except for the withholding of any tax under applicable
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law, no amount payable at any time hereunder shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment or other legal process, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such amount, whether currently or hereafter payable, shall be

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void. Except as otherwise specifically provided by law, no amount payable hereunder shall, in any manner, be liable for or subject to the debts or liabilities of the Executive or his spouse.

     13. Participation in Other Plans. Nothing contained herein shall exclude or
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in any manner modify or otherwise affect any existing or future rights of the
Executive to participate in and receive the benefits of any compensation, bonus, pension, life insurance, medical and hospitalization insurance or other employee benefit plan or program to which he otherwise might be or become entitled as an employee of the Company.

     14. Incapacity. If the Company determines that the Executive is unable to
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care for his or her affairs because of illness or accident, any payment due hereunder (unless a prior claim therefor shall have been made by a duly appointed guardian, committee, or other legal representative) may be paid to the payee's spouse, child, brother or sister, or to any person deemed by the Company to have incurred expenses for such person otherwise entitled to payment. Any such payment shall be a complete discharge of the obligations of the Company hereunder.

     15. Amendment. This Agreement may not be modified, amended, terminated or
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waived in any manner except by an instrument in writing signed by both parties hereto (or their successors in interest).

     16. Headings. The headings of Sections and Subsections herein are included
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solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

     17. Notices. Any notice hereunder by either party to the other shall be
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given in writing by personal delivery or certified mail, return receipt requested. If addressed to the Executive, the notice shall be delivered or mailed to the Executive at the address specified under the Executive's signature hereto (or to such other address as the Executive may specify in a written notice addressed to the Company), or if addressed to the Company, the notice shall be delivered or mailed to the Company at its executive offices to the attention of the Board. A notice shall be deemed given, if by personal delivery, on the date of such delivery or, if by certified mail, on the date shown on the applicable return receipt.

     18. Supersedes Previous Agreements. This Agreement supersedes all prior or
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contemporaneous negotiations, commitments, agreements and writings with respect to the subject matter hereof, all such other negotiations, commitments, agreements and writings will have no further force or effect, and the parties to any such other negotiation, commitment, agreement or writing will have no further rights or obligations thereunder.

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     19. Definitions.
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         (a) "Accrued Benefit" means a dollar amount equal to the product of (i)
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12.5% of the Executive's Target Annual Retirement Benefit and (ii) the
Executive's Years of Service after the date hereof (not in excess of eight); provided, however, that in the event of (A) the Executive's Disability while employed by the Company, (B) the occurrence of a Triggering Event (as defined in the Employment Agreement), (C) the occurrence of a Change in Control (as defined in the Employment Agreement), or (D) the Executive's Early Retirement, "Accrued Benefit" shall mean a dollar amount equal to the Target Annual Retirement Benefit.

         (b) "Board" means the Board of Directors of the Company.
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         (c) "Disability" means the Executive's inability to perform his duties
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with the Company on a full-time basis for 180 consecutive days as a result of incapacity due to mental or physical illness.

         (d) "Early Retirement" means the Executive's retirement prior to his
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attainment of age 65 with the approval of the Board.

         (e) "Employment Agreement" means the employment agreement between the
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Executive and the Company, dated as of July 11, 1998, as in effect as of the date hereof.

         (f) "Retirement" means the Executive's termination of employment with
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the Company after the date hereof for any reason.

         (g) "Retirement Date" means the date on which the Executive terminates
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employment with the Company on or after the date hereof for any reason. .

         (h) "Target Annual Retirement Benefit" means the product of (i) 20% and
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(ii) the greater of (A) the Executive's highest annual base salary while employed by the Company or (B) the product of twelve and the Executive's monthly base salary in effect immediately prior to the Executive's Retirement Date.

         (i) "Years of Service" means the Executive's years of service
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(including fractions thereof based on full calendar quarters of service) as an employee of the Company or any of its subsidiaries after the date hereof.

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     IN WITNESS WHEREOF, the parties have executed or caused to be executed this
Agreement as of the date first above written.

                                PREMIER NATIONAL BANCORP, INC.



                                By: /s/ Thomas C. Aposporos
                                    --------------------------------------------
                                    Name: Thomas C. Aposporos
                                    Title: Chair, Personnel and Compensation
                                             Committee



                                    /s/ T. Jefferson Cunningham  III
                                    --------------------------------------------
                                    Executive



                                    160 Moffet Road
                                    --------------------------------------------

                                    Cold Spring NY  10516
                                    --------------------------------------------
                                    Address




ATTEST:




Secretary

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